Exhibit 22

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-112601, 333-112602, and 333-119687) and on Forms S-8 (Nos. 333-38321 and 333-145934) of Vail Resorts, Inc. of our report dated September 24, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, CO
September 24, 2008